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EXHIBIT 3.1

                                STATE OF DELAWARE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SILVER OCTOPUS, INC.


         Pursuant to the requirements of Sections 242 and 245 of the Delaware Business Corporation Act, the undersigned, Hamon Edward Francis Fytton, hereby certifies that he is the duly and acting President of Golden Octopus, Inc., a Delaware corporation, and does hereby make, swear to, adopt and file these Amended and Restated Articles of Incorporation of Golden Octopus, Inc.

         1. The name under which the corporation was originally incorporated is Golden Octopus, Inc., and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is June 20, 2000.

         2. The Certificate of Incorporation shall be amended and restated to read in full as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation is Silver Octopus, Inc. (the "Corporation")

                                   ARTICLE II
                          ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The Corporation's registered office in the State of Delaware is located at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.


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                                   ARTICLE III
                                     PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                 MAILING ADDRESS

         The current mailing address of the principal place of business of the Corporation is 2805 East Oakland Park Blvd., PMB 363, Fort Lauderdale, Florida 33306.

                                    ARTICLE V
                                  CAPITAL STOCK

         The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is the following: (a) 100,000,000 shares of common stock, par value $.0001 per share; and (b) 5,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

                                   ARTICLE VI
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has signed this Certificate of Incorporation this 13th day of December 2000.


                                        /s/ Hamon Edward Francis Fytton
                                        ---------------------------------------
                                        Hamon Edward Francis Fytton, President


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